Exclusive Option Agreement

Exclusive Option Agreement (the “Agreement”) is entered into as of the ___ day of February, 2008 (“Effective Date”) by and between NeuralStem, Inc., a Delaware corporation having its principal offices at 9700 Great Seneca Highway, Rockville, MD 20850 (“NeuralStem”) and CJ CheilJedang Corporation, a South Korean corporation having its principal offices at CJ Bldg., 500, 5-ga, Namdaemun-ro, Jung-gu, Seoul, Korea, 100-749 (“CJ”).

The parties have previously entered in to that certain Memorandum of Understanding dated as of July 30, 2007 (the “MOU”), pursuant to which the parties agreed to negotiate in good faith the terms on which CJ may obtain an option to negotiate an exclusive license to certain inventions and technology owned or controlled by NeuralStem. The parties now desire to set forth the terms of such option. Therefore, in consideration of the mutual covenants set forth below, and other good and valuable consideration paid and received, the parties agree as follows:

1. Grant of Option. Subject to all of the terms and conditions of this Agreement, Neuralstem hereby grants to CJ an exclusive option to negotiate in good faith (“Option”) the terms pursuant to which CJ may obtain an exclusive license (the “License”) to develop, manufacture, market, distribute and sell one or more pharmaceutical products incorporating Neuralstem human spinal cord cells and/or certain technology then owned or controlled by Neuralstem for transplantation in to patients for all indications for which necessary approval from the U.S. Food and Drug Administration has been obtained by NeuralStem, in all cases as described in the patent and patent applications of Neuralstem set forth on Exhibit A to this Agreement (the “IP Rights”). The parties acknowledge and agree that the negotiations which may occur regarding the License shall address the following:

(a) The License is not intended to include any in vitro uses of any products based on the IP Rights for any purposes, which in all circumstances will be reserved to Neuralstem.

(b) The term of the License will be the longer of (i) the life of the last-to-expire IP Rights, or (ii) 20 years from the commencement of the License. The License will be subject to customary termination rights for breaches and insolvency of a party. The License will also address a right of first negotiation granted to CJ with respect to therapeutic, in vivo uses, for the “Territory” (as defined below), of the products based upon Neuralstem human spinal cord cells and/or certain technology subsequently developed and offered for use in humans by Neuralstem during the term of the License.

(d) The territory to be covered by the License will include Korea, Indonesia, Philippines, Malaysia, Singapore and Vietnam (the “Territory”). For so long as the Option remains in effect as set forth in this Agreement, either party may, upon written notice to the other party, initiate a good faith negotiation concerning the terms on which the Territory, if a License is executed by the parties, may be extended to include China and Japan. If such notice is so given, the parties shall negotiate in good faith with respect to the terms of such extension of the Territory for a period of not more than ninety (90) days from the date of the notice of exercise. If the parties are unable to agree on the terms of such extension as of the end of such period, Neuralstem agrees that it will not grant a license to any of the IP Rights to any third party in China or Japan for a period of 18 months after the expiration of such ninety (90) day period on terms and conditions materially equal to or more favorable to such third party, taken as a whole, than those last negotiated with CJ during such ninety (90) day period.

(e) The License will specify that CJ will (i) have no manufacturing or research and development obligations with respect to any products based on the IP Rights, (ii) be responsible for any regulatory approvals necessary to market and sell any such products in the Territory, and (iii) have customary obligations to monitor and enforce the IP Rights in the Territory.

(f) The parties specifically acknowledge and agree that the parties have not mutually agreed to (i) the rate of any royalties which may be due and owing with respect to the IP Rights and related products under a license agreement, or the manner of calculation or reporting of any royalties, (ii) the amounts of any upfront or annual license fees, minimum royalty payments, or other economic matters related to the sale of products or the maintenance of the license rights, (iii) the fields of use of the IP Rights, (iv) the relative rights and obligations of the parties with respect to patent prosecution, maintenance, enforcement and infringement actions, (v) warranties to be given by Neuralstem, (vi) support or assistance, if any, to be provided by Neuralstem, or (vii) substantial other economic, business and intellectual property matters of a type typically addressed in an exclusive license, including without limitation the rights, if any, which may be granted to CJ with respect to sublicenses, affiliates of CJ, or rights to transfer or assign the License. Consequently, the parties further acknowledge and confirm that no License or other rights in or to any IP Rights shall arise unless and until the parties execute a mutually agreed, definitive license agreement addressing all such matters to the mutual satisfaction of the parties.

2. Option Period. The Option for the License may be exercised at any time at the sole discretion of CJ by delivery of written notice of exercise to Neuralstem (the “Option Exercise Notice”) from the date on which Neuralstem delivers written notice to CJ that Neuralstem has successfully concluded the first human clinical trial of a product based on the IP Rights, together with an offer for exercise of the Option for such product (the “Option Exercise Offer”), through and including the second anniversary of such Option Exercise Offer (provided that if no Option Exercise Offer has been so given by Neuralstem on or before the second anniversary of the Effective Date, CJ may give the Option Exercise Notice from and after the second anniversary of the Effective Date through and including the fifth anniversary of the Effective Date; provided further that if no Option Exercise Offer has been so given by Neuralstem on or before the fifth anniversary of the Effective Date, the period within which CJ may exercise the Option shall be extended for an additional three-year period (the time period as so determined above, “Option Exercise Period”). Upon receipt of the Option Exercise Notice, the parties shall negotiate in good faith with respect to the terms of the License for a period of not more than ninety (90) days (the “Option Negotiation Period”). If the Option Exercise Notice has not been given in a timely manner during the Option Exercise Period, of if the parties are unable to execute and deliver a mutually satisfactory License during the Option Negotiation Period, the Option with respect to any and all of the IP Rights shall terminate and be of no further force or effect, regardless of whether any such IP Rights were previously the subject of the Option Exercise Offer or other good faith negotiations of the parties.

The Option Exercise Period and the Option Negotiation Period may only be extended by mutual written agreement of the parties. The Option, the Option Exercise Period and the Option Negotiation Period will terminate immediately if either party is the subject of a bankruptcy, insolvency, or similar legal process or event or is unable to pay its debts as they become due. In addition, the Option may be terminated by either party upon any material breach by the other party which is not cured within thirty (30) days of delivery of written notice of such breach from the non-breaching party. Upon termination of the Option, this Agreement shall terminate and neither party shall have any further obligations hereunder; provided that termination of the Option will not terminate the rights or obligations of the parties under the Securities Purchase Agreement or the Registration Rights Agreement (each as defined below), or under Section 9 below, and shall not terminate any obligations or liabilities of a party arising prior to the date of termination, provided further that CJ’s sale, transfer, assignment or other disposition of all or any part of the securities purchased under the Securities Purchase Agreement will not affect the existence, validity or the terms of the Option or this Agreement, which will remain effective in accordance with the terms and conditions hereof.

As further consideration for the grant of the Option, CJ agrees that while this Agreement remains in effect CJ shall use good faith effort to monitor the Territory with respect to potential infringement of the IP Rights in the Territory by third parties, will notify Neuralstem of any such potential infringement of which it becomes aware, and will assist Neuralstem (at no out of pocket cost to CJ) concerning any efforts Neuralstem may choose to take, in its discretion, with respect to any such potential infringement.

Upon execution of this Agreement, the parties will form a joint committee (the “Committee”) for the purpose of informing and sharing with the other such information as the progress and status of development, clinical trials, regulatory process and patent registration concerning the IP Rights and any other technologies and products subsequently developed and offered for use in humans by Neuralstem, as well as the industry-wide development and trend related to stem cell products. The Committee shall consist of CEO and CSO of Neuralstem and officer/manager of CJ and convene or communicate periodically (one teleconference each calendar month at a minimum). In addition, Neuralstem shall furnish CJ with quarterly reports informing CJ of the progress and status of the development, regulatory and patent filing status of each product based on the IP Rights, together with reasonable and necessary documents and materials corroborating or otherwise supporting such report. All information exchanged in connection with any activities of the Committee shall be subject to the existing confidentiality obligations of the parties.

3. Exclusivity and Related Matter. During the Option Exercise Period, and so long as this Agreement remains in effect, Neuralstem agrees that it will not grant to any third party a license in or to any of the IP Rights in the Territory. In addition, if CJ exercises the Option and the parties are thereafter unable following good-faith negotiations to execute a mutually acceptable and legally binding License during the Option Negotiation Period, Neuralstem agrees that it will not grant any license concerning such product to any third party in the Territory for a period of 18 months after the Option Negotiation Period expires on terms and conditions materially equal to or more favorable to such third party, taken as a whole, than those last negotiated with CJ during the Option Negotiation Period.

4. Option Consideration. In consideration of the grant of the Option, the parties hereby agree to execute, deliver and perform, effective as of the Effective Date, the Securities Purchase Agreement in the form attached to this Agreement as Exhibit B (the “Securities Purchase Agreement”) and the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which CJ has agreed to purchase $2,500,000 of the common stock of Neuralstem at the price, and on the terms and conditions, set forth in the Securities Purchase Agreement and the Registration Rights Agreement.

5. Representations. Each party represents to the other that it has the full right, power and authority to enter into and perform its obligations under this Agreement, and that it has not entered into any binding agreements inconsistent with such representation.

6. Option Superseded by License. Upon execution of the License during the Option Negotiation Period, this Option shall terminate and all obligations of the parties hereunder shall cease.

7. Governing Law. This Agreement and any claim, dispute or loss arising out of, or in connection therewith, shall be governed by the laws of the State of Delaware without reference to conflict of laws rules.

8. Notices. Any notice required or permitted by this Agreement shall be in writing and deemed delivered if delivered by any overnight courier service to the receiving party’s authorized representative at the addresses shown below, or be electronic or hand delivery, with delivery confirmed. Notices to Neuralstem shall be delivered to the address first set forth above, Attention: President, and notices to CJ shall be delivered to the address first set forth above, Attention: Stem Cell Business Team. Either party may change the address for delivery of notice pursuant to a written notice delivered in accordance with this Section 7.

9. Confidentiality. The parties agree that the confidentiality obligations of the parties set forth in Section 5 of the MOU will remain effective. Neither this Section 9 nor Section 5 of the MOU are intended to, nor do they, supersede any existing confidentiality and non-use obligations binding on the parties with respect to any Products or any other confidential or proprietary information of either party, or with respect to any such obligations as the parties may subsequently agree, which such obligations remain binding and enforceable in accordance with their respective terms. The terms, conditions and existence of this Agreement shall be deemed confidential information of the parties, and may only be disclosed by a party as required by applicable law or by a party to its accountants, attorneys or other professional advisors having a need to know such information.

10. Entire Agreement; Miscellaneous. This Agreement (including exhibits) constitutes the entire agreement between the parties concerning the subject matter hereof and, except as specifically set forth in this Agreement, supersedes all prior written and oral agreements and understandings with respect thereto. This Agreement may not be amended or modified except by an instrument in writing signed by both parties. The parties specifically acknowledge and agree that Section 5 of the MOU shall continue to be of full force and effect in accordance with its terms. This Agreement, and the rights and obligations set forth in this Agreement, may not be assigned by CJ without the prior written consent of Neuralstem, which shall not be unreasonably withheld; provided if CJ may so assign this Agreement to any of its Affiliates (as defined in the Securities Purchase Agreement), NeuralStem will not unreasonably withhold or delay such consent so long as CJ notifies Neuralstem in writing of such assignment in advance, and provides Neuralstem with such reasonable information concerning the resources of such Affiliate as Neuralstem may reasonably request, including without limitation information concerning such Affiliate’s financial and technical resources. Neuralstem shall not be deemed to have unreasonably withheld or delayed such consent if such Affiliate does not, in the good faith judgment of Neuralstem, have the necessary and sufficient financial, technical and other resources required to execute and perform the terms of this Agreement and any License which the parties may enter into. A party’s failure to enforce any of its rights hereunder shall not be construed as a waiver of such rights, nor shall one or more instances of non-enforcement be construed as a continuing waiver or as a waiver in any other instance.

11. Remedies. In the event of a breach by Neuralstem or CJ of any of their respective obligations under this Agreement, CJ or Neuralstem, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to seek injunctive relief, specific performance or other equitable remedies of its rights under this Agreement. Neuralstem and CJ agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for injunctive relief, specific performance or other equitable remedies in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed the same agreement. A fax or other copy of this Agreement shall be treated as an original for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first written above.

Neuralstem, Inc.	CJ CheilJedang Corporation

By:	By:	Jin Soo Kim

Its:	Its:	Chief Executive Officer

Exhibit A

Exclusive Option Agreement

IP Rights

Matter #	Title	Country ID	Appl. No.	Filed	Patent No.	Issued	Status	Expiration Date	Pub. No.
037	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	US	60/629,220	17-Nov-04			Expired
041	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	WO	PCT/US05/41631	11/17/2005			NAT PHASE
042	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	US	11/281,640	17-Nov-05			PENDING		2006/0141622
055	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	CN	2.0058E+11	11/17/2005			PENDING	11/17/2025
057	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	EP	5851748.3	11/17/2005			PUBLISHED	11/17/2025
058	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	ID	W00200701532	11/17/2005			PENDING	11/17/2025
059	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	IL	183092	11/17/2005			PENDING	11/17/2025
060	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	JP	2007-543219	11/17/2005			PENDING	11/17/2025
061	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	KR	10-2007-7012097	11/17/2005			PENDING	11/17/2025
062	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	MY	PCT/US05/41631	11/17/2005			PENDING	11/17/2025
063	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	PH	1-2007-501016	11/17/2005			PENDING	11/17/2025
064	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	RU	2007122507	11/17/2005			PENDING	11/17/2025

065	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	SG	200703490-3	11/17/2005	PENDING	11/17/2025
066	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEURODEGENERATIVE CONDITIONS	VN	1-2007-01216	11/17/2005	PENDING	11/17/2025
067	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	NO	20073078	11/17/2005	PENDING	11/17/2025
068	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS	IN	PCT/US05/41631	11/17/2005	PENDING	11/17/2025
075	US-CON: TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEURODEGENERATIVE CONDITIONS	US	11/932,923	10/31/2007	PENDING

Exhibit B

Exclusive Option Agreement

Securities Purchase Agreement

Exhibit C

Exclusive Option Agreement

Registration Rights Agreement